Exhibit 99.1

        Digital Impact Updates Fiscal Fourth Quarter Financial Estimates

     SAN MATEO, Calif.--(BUSINESS WIRE)--April 5, 2004--Digital Impact, Inc. (Nasdaq:DIGI), the premier provider of online direct marketing solutions for enterprises, today projected fiscal fourth quarter revenues in the range of $10.0 million to $10.5 million, resulting in a GAAP loss per share in the range of $0.03 to $0.02. The company had previously forecasted revenues in the range of $10.5 million to $11.0 million, and earnings in the range of breakeven to a one cent loss per share.
     "We managed our expenses according to plan, but did not recognize the revenue we had anticipated as sales cycles continue to lengthen. Additionally, we saw a greater than expected reduction in our email volume from the seasonal record set in the 2003 holiday season, and some new programs did not come on line as anticipated. While we are disappointed with the fiscal fourth quarter's results, we are optimistic about the future as we selectively invest in our business to develop new offerings beyond our core email business. While it is still early in the cycle, for fiscal year 2005, we currently project modest revenue growth and earnings in the range of breakeven to a small loss," said William Park, CEO of Digital Impact.
     The Company will release final results for the quarter after the close of regular trading on April 27, 2004 followed by a conference call and a web cast for all investors beginning at 1:30 p.m Pacific Time. Those wishing to participate in the call should call 973/935-2403 and those wishing to access the web cast should go to www.digitalimpact.com or www.boardroom.com approximately ten minutes prior. The web cast will be archived and a replay of the call will be available for one week by dialing 877/519-4471 (international callers can access the replay by dialing 973/341-3080 and entering reservation # 4661115.)

     About Digital Impact

     Digital Impact is the premier provider of online direct marketing solutions for enterprises, including market leaders such as Marriott, Citibank, Dell and Hewlett-Packard. Digital Impact's solutions -- Customer Marketing, full service or self-managed using IMPACT(TM), and Customer Acquisition -- enable corporations to create and deliver highly successful email marketing programs that drive revenue, influence behavior and deepen customer relationships. Digital Impact solutions provide deep customer insight and powerful execution through a combination of hosted web applications, messaging technology infrastructure and professional services. Digital Impact is a member of the TRUSTe Privacy Program and works only with companies that are advocates of strict consumer privacy guidelines. Digital Impact was founded in 1997 and currently has offices in Silicon Valley, New York and London. The company is publicly traded on the NASDAQ Stock Market under the ticker symbol DIGI.

     Safe Harbor Statement

     The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, including statements regarding Digital Impact's expected revenue levels, operating results and its expectations, beliefs, hopes, intentions or strategies regarding the future. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected, including, but not limited to, accounting adjustments that may be made in the final quarterly accounts, inability to collect fees for services performed, reduction in campaign volume for existing clients, reduced demand for the company's services and price pressure from the company's competition. Further risks are detailed in Digital Impact's filings with the Securities and Exchange Commission, including its most recent Quarterly Report on Form 10-Q and its most recent Annual Report on Form 10-K.

     Note to Editors:

     Digital Impact is a registered trademark of Digital Impact, Inc. All other brands or trademarks are the property of their respective owners.

    CONTACT: Digital Impact
             David Oppenheimer, 650-356-3400